UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under §240.14(a)(12)

NuState Energy Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of the transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NUSTATE ENERGY HOLDINGS, INC

401 E. Las Olas Blvd. Suite 1400

Fort Lauderdale, FL 33301

INFORMATION STATEMENT

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is furnished to the stockholders of NuState Energy Holdings, Inc. (the “Company”) in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors (the “Board”) of the Company to effect a reverse stock split of the issued and outstanding common stock of the Company; and to amend our Amended and Restated Articles of Incorporation to change the name of the Company to Visium Technologies, Inc.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

`REQUESTED NOT TO SEND US A PROXY

Dear Shareholder:

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of NuState Energy Holdings, Inc., a Florida corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below taken by unanimous written consent of the board of directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

(i)	an amendment to our Amended and Restated Articles of Incorporation to effect a reverse stock split of our Common Stock by a ratio of three thousand-for-one (3,000:1), and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Articles of Incorporation (the “Reverse Stock Split”); and

(ii)	an amendment to our Amended and Restated Articles of Incorporation to change the name of the Company to Visium Technologies, Inc.

(ii)	an amendment to our Amended and Restated Articles of Incorporation to designate Series AA Convertible Preferred Stock which provides that the Holder shall vote on all matters as a class with the holders of the Company’s Common Stock and shall be entitled to 51% of the common votes on any matters requiring a shareholder vote of the Company.

Under Section 607.0704 of the Florida Business Corporation Act (“FBCA”), our Amended and Restated Articles of Incorporation and our By-laws, shareholder action may be taken by written consent without a meeting of shareholders. By written consent without a meeting effective February 28, 2018, the holders of a majority of the voting power of the outstanding shares of our Common Stock on such date approved the foregoing Reverse Stock Split. The discretionary authority of our Board to conduct a Reverse Stock Split in 2018 will each become effective upon filing of such applicable amendments with the Florida Secretary of State. Holders of our Common Stock do not have appraisal or dissenter’s rights under Florida Law in connection with the matters approved by the shareholders in this Information Statement. This Notice of Action by Written Consent and Information statement also constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by written consent by the holders of a majority of our outstanding common stock, without a meeting of shareholders.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

On February 28, 2018, the board of directors of the Company and the holders of a majority of the voting power of the issued and outstanding capital stock of the Company consented in writing to:

(i)	reverse the Common stock by a ratio of three thousand for one (3,000:1). The board of directors is authorized to implement the reverse stock split. The reverse stock split will adjust the issued and outstanding Common shares of the company from 4,457,466,476 Common Shares to a total of 1,485,822 Common Shares. This action will have no effect on the number of Authorized common shares of the Company; and to

(ii)	change the name of the Company to Visium Technologies, Inc.

(iii)	amendment our Amended and Restated Articles of Incorporation to designate Series AA Convertible Preferred Stock which provides that the Holder shall vote on all matters as a class with the holders of the Company’s Common Stock and shall be entitled to 51% of the common votes on any matters requiring a shareholder vote of the Company.

REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK

As of the Record Date, we had 4,457,466,476 shares of our common stock issued and outstanding. Our Board unanimously proposed that our outstanding common stock be reversed at a ratio of 3,000:1 subject to stockholder approval. The final amount of outstanding common stock after the Reverse Stock Split shall be determined after any fractional shares are rounded up to one share. The Company intends that there will not be a mandatory exchange of certificates; rather, new certificates will be provided in the ordinary course of business.

The Reverse Stock Split will become effective on such date as will be determined by the Board and market regulations, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Stockholder approval to affect the Reverse Stock Split was obtained by written consent of eight stockholders holding a majority of our issued and outstanding common stock and was completed by February 28, 2018. Our Series A and Series B preferred stock have no voting rights.

Purpose and Effect of the Reverse Stock Split

The purpose of the proposed Reverse Stock Split is expected to provide the Company with sufficient flexibility to take advantage of corporate opportunities and/or financings should the opportunities arise; or to raise the market price of our common stock in order to qualify our common stock to be quoted on a higher or on a listed exchange. Without the Reverse Stock Split, we might not have a sufficient number of authorized common stock to engage in these types of transactions and if we were to merely increase the number of our authorized common stock management is concerned that the number of our issued and outstanding common stock following any such transaction might be excessive, given our current financial condition.

Under economic theory, and as experience shows, the market price of our common stock should rise in an inverse amount to the ratio of the Reverse Stock Split. However, the market price of our common stock is also based on factors that may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors; many of which are beyond our control. Accordingly, following the initial expected rise following the implementation of the Reverse Stock Split, the market price of our stock may fall resulting in a loss of net value to your portfolio.

The liquidity of our common stock may be adversely affected by the reduced number of freely trading shares outstanding after the Reverse Stock Split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in completing sales.

The Reverse Stock Split will not affect the $0.0001 par value of our common stock. As a result, on the effective date of any such implementation, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders’ equity. All share and per share information will be retroactively adjusted following the effective date to reflect the Reverse Stock Split for all periods presented in future filings.

The availability of additional authorized shares of common stock will allow our Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares of common stock or to raise sufficient additional capital to qualify to have our common stock quoted on s higher or listed exchange.

Because the Reverse Stock Split will result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split will not be implemented for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of us, for example, by privately placing shares with purchasers who might side with our Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of our Company if the Board opposed such transactions.

The Reverse Stock Split will have the following effects upon our common stock:

On the Record Date the Company had 4,457,466,476 shares of our common stock issued and validly outstanding and does not have any outstanding options or warrants.

●	The number of shares of common stock we are authorized to issue will remain at 10,000,000,000; and

●	The $0.0001 par value of our common stock will remain the same.

After the effective date of the Reverse Stock Split (as will be determined in the discretion of our Board and the Financial Industry Regulatory Authority (“FINRA”) regulations), ea ch stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the effective date. The Reverse Stock Split will not change any of the rights of the stockholders of our common stock. The new shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of our common stock that were issued prior to the Reverse Stock Split. Each stockholder’s percentage ownership will not be altered as a result of the Reverse Stock Split, but each stockholder will incur dilution, which may be substantial, as a result of future corporate issuances of available shares as a result of the Reverse Stock Split. The shares of our common stock to be issued following the Reverse Stock Split will be fully paid and non-assessable.

The following table sets forth the effects of the Reverse Split on our outstanding and authorized capital:

						Common Stock
						Authorized but
		Outstanding		Authorized		Unissued and
	Outstanding	Preferred	Authorized	Preferred	Authorized	Available for
	Common Stock	Stock (1)	Common Stock	Stock	Capital Stock	Future Issuance
Current	4,457,466,476	13,759	10,000,000,000	100,000,000	10,100,000,000	5,542,533,524
One for 3,000	1,485,822	13,759	10,000,000,000	100,000,000	10,100,000,000	9,998,514,178

The Company’s transfer agent, Madison Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. There will be no mandatory exchange of certificates; rather certificates will be exchanged in the ordinary course of business. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

REASONS FOR THE NAME CHANGE

The Company’s business plan has changed. Under the new business plan this Company will become a technology company in the business of developing and selling cybersecurity technology and services, and the Board of Directors believe that the name of the Company should be changed in order to reflect the nature of the Company’s new business model. Accordingly, they believe that Visium Technologies, Inc. is an appropriate name to accomplish this goal.

CONSENTING STOCKHOLDERS

On February 28, 2018, the Consenting Stockholders holding 2,403,120,952 shares, or approximately 53.91% of our issued and outstanding Common Stock consented in writing to reverse the Common Stock by 3,000 to 1, to change the Corporate name, and to approve the designation of Series AA Convertible Preferred Stock.

NO VOTE REQUIRED

We are not soliciting consent from stockholders to change the name of the Company or to approve the 3,000 to 1 reverse common stock split for NuState Energy Holdings, Inc. Florida law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent of the holders of a majority of the shares of its Common Stock.

NO APPRAISAL RIGHTS

Under Florida corporate law, stockholders have no appraisal or dissenters’ rights in connection with the change in jurisdiction of NuState Energy Holdings, Inc.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the 3,000 to 1 reverse stock split, that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

If a “hardcopy” is requested, in some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our CEO at (954) 712-7487, and requests in writing should be sent to NuState Energy Holdings, 401 E. Las Olas Blvd. Suite 1400, Fort Lauderdale, FL 33301, USA, Attention CEO. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of February 28, 2018, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s Executive Officers, (iii) each of the Company’s Directors and (iv) all Directors and Executive Officers as a group. Applicable percentage ownership in the following table is based on 5,515,323,616, shares of Common Stock outstanding as of February 28, 2018.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of February 28, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

	Common
Shareholder	Stock (1)	Percentage

Mark Lucky	820,714,286	18.41%

Tom Grbelja	500,000,000	11.22%

Paul Favata	250,000,000	5.61%

Subtotal Officers and Directors	1,570,714,286	35.24%

TOTAL	1,570,714,286	35.24%

(1)	For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any Common Stock shares that such person or group has the right to acquire within 60 days after February 28, 2018. For purposes of computing the percentage of outstanding Common Stock shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after February 28, 2018 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

●	Annual Report on Form 10-K for the period ended June 30, 2017, filed with the SEC on September 28, 2017

●	Quarterly Reports on Form10-Q for the periods ending December 31, 2017 and September 30, 2017 filed with the SEC on February 9, 2018 and November 14, 2017, respectively.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Mark Lucky
Mark Lucky, Chairman, and Director
Fort Lauderdale, Florida
March 8, 2018